Exhibit 4.3

EXECUTION COPY

SECOND AMENDMENT TO MASTER NOTE FACILITY

SECOND AMENDMENT TO MASTER NOTE FACILITY, dated as of April 27, 2012 (this “Amendment”), is among Henry Schein, Inc., a Delaware corporation (the “Company”), New York Life Investment Management LLC, a Delaware limited liability company (“New York Life”), as purchaser, and the other financial institution and other entities party hereto that constitute each of the holders of the Notes outstanding as of the date hereof (the “Holders”).

W I T N E S S E T H

WHEREAS, reference is made to that certain $150,000,000 Master Note Facility, dated as of August 9, 2010, by and among the Company and New York Life (as previously amended by the First Amendment to Master Note Facility dated as of February 14, 2012, and as otherwise amended, restated, modified, or supplemented from time to time, the “Note Facility”);

WHEREAS, the Holders have purchased Notes under the Note Facility pursuant to which they have made extensions of credit to the Company;

WHEREAS, New York Life and the Holders have requested the Note Facility be amended by this Amendment in order to increase the Available Facility Amount by $75,000,000 and to extend the outside date for the Issuance Period;

WHEREAS, the Company, New York Life and the Holders are willing to enter into such amendments subject and pursuant to the terms and conditions of this Amendment;

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto agree as follows:

SECTION 1. Defined Terms. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Note Facility.

SECTION 2. Amendment to Section 1.1. Section 1.1 of the Note Facility is hereby amended as of the Effective Date by deleting the amount “$150,000,000” and inserting in lieu thereof the amount “$225,000,000”.

SECTION 3. Amendment to Section 2.2(a). Section 2.2(a) of the Note Facility is hereby amended as of the Effective Date by replacing such Section in its entirety with the following:

(a) April 27, 2015 (or if such day is not a Business Day, the Business Day next preceding such day);

SECTION 4. Conditions to Effectiveness of Amendment. This Amendment shall become effective on the date (the “Effective Date”) on which (i) the Amendment has been duly executed by the Company, New York Life and each Holder party hereto, (ii) the Company has paid to New York Life in immediately available funds a fee in an amount equal to $37,500 and (iii) New York Life and the Holders have received an opinion in form and substance reasonably satisfactory to the Holders from Proskauer Rose LLP, special counsel for the Company, covering such matters incident to the transactions contemplated hereby as the Holders may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to the Holders).

SECTION 5. Representations and Warranties. To induce New York Life and the Holders to enter into this Amendment, the Company hereby represents and warrants to New York Life and the Holders that:

(a) The execution, delivery and performance by the Company of this Amendment (i) are within the Company’s requisite corporate or other applicable power and authority; (ii) have been duly authorized by all necessary corporate action; (iii) will not violate any Requirement of Law or Contractual Obligation of the Company or any if its Subsidiaries, except for such violations which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; (iv) will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; and (v) will not require any consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person with respect to the Company or any of its Restricted Subsidiaries except for such consents, authorizations, filings, notices or other acts which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect;

(b) This Amendment has been duly executed and delivered on behalf of the Company. This Amendment constitutes or, upon execution and delivery thereof, will constitute, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing; and

(c) After giving effect to this Amendment and the replacement of Schedule 5.14 of the Note Facility with the updated schedule attached hereto, the representations and warranties contained in the Note Facility and the other Note Documents are true and correct in all material respects as of the Effective Date except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and no Default or Event of Default has occurred and is continuing as of the date hereof.

SECTION 6. Effects on Note Facility. Except as specifically amended herein, the Note Facility shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

SECTION 7. GOVERNING LAW; WAIVER OF JURY TRIAL. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY AGREES AS SET FORTH FURTHER IN SECTION 22.8 OF THE NOTE FACILITY AS IF SUCH SECTION WAS SET FORTH IN FULL HEREIN.

SECTION 8. No Novation. This Amendment is not intended by the parties to be, and shall not be construed to be, a novation of the Note Facility or an accord and satisfaction in regard thereto.

SECTION 9. Note Document. This Amendment shall constitute a “Note Document” for all purposes of the Note Facility and the other Note Documents.

SECTION 10. Amendments; Execution in Counterparts. This Amendment shall not constitute an amendment of any other provision of the Note Facility not referred to herein and shall not be construed as a waiver or consent to any further or future action on the part of the Company that would require a waiver or consent of the holders of the Notes or New York Life. Except as expressly amended hereby, the provisions of the Note Facility are and shall remain in full force and effect. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, including by means of facsimile or electronic transmission, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

HENRY SCHEIN, INC.,
as the Company

By:	/s/ Ferdinand Jahnel
Name:	Ferdinand Jahnel
Title:	Vice President and Treasurer

NEW YORK LIFE INVESTMENT MANAGEMENT LLC

By:	/s/ Christopher H. Carey
Name:	Christopher H. Carey
Title:	Managing Director

NEW YORK LIFE INSURANCE COMPANY

By:	/s/ Christopher H. Carey
Name:	Christopher H. Carey
Title:	Vice President

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION

By: New York Life Investment Management LLC, its Investment Manager

By:	/s/ Christopher H. Carey
Name:	Christopher H. Carey
Title:	Managing Director

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION INSTITUTIONALLY OWNED LIFE INSURANCE SEPARATE ACCOUNT (BOLI 3)

By: New York Life Investment Management LLC, its Investment Manager

By:	/s/ Christopher H. Carey
Name:	Christopher H. Carey
Title:	Managing Director

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION INSTITUTIONALLY OWNED LIFE INSURANCE SEPARATE ACCOUNT (BOLI 3-2)

By: New York Life Investment Management LLC, its Investment Manager

By:	/s/ Christopher H. Carey
Name:	Christopher H. Carey
Title:	Managing Director

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION INSTITUTIONALLY OWNED LIFE INSURANCE SEPARATE ACCOUNT (BOLI 30C)

By: New York Life Investment Management LLC, its Investment Manager

By:	/s/ Christopher H. Carey
Name:	Christopher H. Carey
Title:	Managing Director

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION INSTITUTIONALLY OWNED LIFE INSURANCE SEPARATE ACCOUNT (BOLI 30D)

By: New York Life Investment Management LLC, its Investment Manager

By:	/s/ Christopher H. Carey
Name:	Christopher H. Carey
Title:	Managing Director

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION INSTITUTIONALLY OWNED LIFE INSURANCE SEPARATE ACCOUNT (BOLI 30E)

By: New York Life Investment Management LLC, its Investment Manager

By:	/s/ Christopher H. Carey
Name:	Christopher H. Carey
Title:	Managing Director

FORETHOUGHT LIFE INSURANCE COMPANY

By:	Prudential Private Placement Investors, L.P. (as Investment Advisor)

By: Prudential Private Placement Investors, Inc. (as its General Partner)

By:	/s/ Eric R. Seward
Name:	Eric R. Seward
Title:	Vice President